Exhibit 14.(a).3

CONSENT

I hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-149175) of Alon Holdings Blue Square - Israel Ltd. (the "Company") of the summary of my appraisal of the Company's investment property located under the captions “Summary of Significant Accounting Policies” (note 2f) in the consolidated financial statements of the Company for the year ended December 31, 2012 which appear in this Form 20-F.

Tel Aviv, Israel	/s/ Oded Haushner
April 25, 2013	O. Haushner Civil Eng. and
Real Estate Appraisal Ltd.